Exhibit 8.1

January 21, 2005

New Plan Excel Realty Trust, Inc.
420 Lexington Avenue
New York, New York 10170

Ladies and Gentlemen:

        We have acted as counsel to New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus") to be filed with the Securities and Exchange Commission relating to (a) the possible issuance of up to 487,949 shares of common stock of the Company to certain holders of units of limited partnership interest in Excel Realty Partners, L.P. upon tender of those units for redemption, and (b) the offer and sale from time to time of up to 2,918 shares of common stock of the Company that the Company previously issued to Unity Investors, LLC in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. This opinion is furnished to you in connection with the Registration Statement. Capitalized terms not defined herein have the meanings ascribed to them in the Management Representation Letter (as defined below).

Basis for Opinions

        The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

        In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following:

        (1)   the Registration Statement, as amended, which includes, without limitation, the Prospectus;

        (2)   the discussion under the caption "Material Federal Income Tax Considerations" contained in Exhibit 99.1 to the Current Report on Form 8-K of the Company, which is dated and was filed on January 7, 2005 (the "Tax Disclosure");

        (3)   the Articles of Incorporation of the Company dated May 13, 1993, as amended through the date hereof (the "Company Articles of Incorporation");

        (4)   selected leases at various of the properties in which the Company has an interest; and

        (5)   such other documents as we deemed necessary or appropriate.

        We have relied, and the opinions set forth in this letter are premised, upon (i) certain written representations of the Company contained in a letter to us dated January 19, 2005, which were confirmed to us in a letter from the Company dated as of the date hereof (collectively, the "Management Representation Letter"), (ii) certain written representations of PricewaterhouseCoopers

LLP, independent public accountants of the Company for the Company's taxable years prior to, and including, the Company's 1998 taxable year, (iii) certain written representations of Schonbraun Safris McCann Bekritsky & Co., L.L.C., independent public accountants of the Company for the Company's taxable years following, and including, the Company's 1999 taxable year, and (iv) the opinion of Latham & Watkins to New Plan Realty Trust, dated September 28, 1998, concerning the qualification of Excel Realty Trust, Inc. as a real estate investment trust from January 1, 1993 through September 28, 1998.

        For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including, without limitation, the Prospectus and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter and the Prospectus and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinions are limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

        In connection with our opinions, we have assumed, with your consent:

        (i)    that (A) all of the representations and statements set forth in the documents that we reviewed, including, without limitation, the Management Representation Letter and the Prospectus (collectively, the "Reviewed Documents"), are true and correct and will continue to be true and correct, (B) any representation or statement made as a belief or made "to the knowledge of" or similarly qualified is correct and accurate and will continue to be correct and accurate without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by the Reviewed Documents on the parties thereto, including, without limitation, obligations under the Company Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms; provided that, notwithstanding any of the foregoing, we are not making any assumption as to the accuracy or completeness with respect to statements in the Prospectus and in the Tax Disclosure describing matters of federal income tax law or legal conclusions that are covered by our opinion set forth below;

        (ii)   the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

        (iii)  that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

        (iv)  that each of the subsidiaries of the Company has been and will continue to be operated in the manner described in Reviewed Documents and the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents; and

        (v)   that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, each Corporate Affiliate is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinions

        Based upon, subject to, and limited by the assumptions and qualifications set forth herein:

          (a)   we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, for each of its taxable years ended December 31, 1999 through December 31, 2004, and the Company's current organization and proposed method of operation (as described in the Management Representation Letter and in the Prospectus, including the documents incorporated by reference into and made part of the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2005 and thereafter; and

          (b)   we have reviewed the discussion in the Prospectus under the caption "Redemption of Units—Tax Consequences of Redemption" and the discussion in the Tax Disclosure, which discussion is incorporated by reference into the Prospectus, and, to the extent that such information constitutes matters of law or legal conclusions, we are of the opinion that it is correct in all material respects as of the date hereof.

        The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of the Company's distributions to its stockholders and the diversity of the Company's stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm under the caption "Legal Matters" in the Prospectus. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended. Except as provided above, this opinion may not be used or relied on by any other person or for any other purpose.

                        Very truly yours,

                        /s/ HOGAN & HARTSON L.L.P.

                        HOGAN & HARTSON L.L.P.